UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

PROVECTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2012, Eric A. Wachter, a member of the Board of Directors (the “Board”) of Provectus Pharmaceuticals, Inc. (the “Company”), and the Executive Vice President—Pharmaceuticals of the Company, resigned from the Board effective immediately. There were no disagreements between Dr. Wachter and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation. Effective May 14, 2012, Dr. Wachter has been named the Company’s Chief Technology Officer, a new position, which replaces Dr. Wachter’s current role as Executive Vice President—Pharmaceuticals.

On May 14, 2012, the Board elected Jan E. Koe as a director to fill the vacancy created by Dr. Wachter’s resignation. Mr. Koe will serve as a director until the 2013 annual meeting of stockholders.

Mr. Koe will be eligible to participate in and receive grants of stock options pursuant to the Company’s 2012 Stock Plan, contingent upon the approval of the 2012 Stock Plan by the Company’s stockholders, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 30, 2012. Upon his election on May 14, 2012, the Company granted Mr. Koe an award of 50,000 stock options under the Company’s 2012 Stock Plan, which grant is contingent upon the approval of the 2012 Stock Plan by the Company’s stockholders. The stock options vest immediately and will expire ten years after the grant date.

There is no arrangement or understanding pursuant to which Mr. Koe was elected as a director, and there is no related party transaction that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Wachter’s resignation from the Board, Dr. Wachter’s new role and Mr. Koe’s election to the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2012

PROVECTUS PHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 14, 2012